SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - February 2, 1998
                        (Date of Earliest Event Reported)



                                  BRUNO'S, INC.
             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-6544


          Alabama                                          63-0411801
------------------------                              -----------------------
 (State of Incorporation)                                (I.R.S. Employer
                                                         Identification No.)



  800 Lakeshore Parkway
  Birmingham, Alabama                                          35211
 ----------------------------                             --------------
 (Address of principal                                       (Zip Code)
  executive offices)


Registrant's telephone number, including area code:  (205) 940-9400

Item 3.           Bankruptcy or Receivership
                  --------------------------

                  On February 2, 1998, Bruno's, Inc., an Alabama corporation (the "Registrant"), and its subsidiaries and affiliates listed on Exhibit 99.1 hereto each filed in the United States Bankruptcy Court for the District of Delaware a voluntary petition for reorganization under chapter 11 of title 11 of the United States Bankruptcy Code, cases numbered 98-213 through 98-223 (SLR).

                  As a result of the chapter 11 filing, the Registrant is managing its business as a debtor-in-possession subject to Bankruptcy Court approval for certain actions of the Registrant. The Registrant's daily operations will continue in accordance with its customary practices. During the Registrant's reorganization, the Registrant intends to develop a comprehensive business plan to revitalize its business.

                  On February 2, 1998, the Registrant entered into a debtor-in-possession loan agreement with The Chase Manhattan Bank ("Chase"), as agent for itself and any other lenders party thereto (the "Loan Agreement"), guaranteed by certain of the Registrant's subsidiaries set forth therein (collectively, the "Guarantors"). The Loan Agreement provides the Registrant with a revolving line of credit for loans and letters of credit in an aggregate amount not to exceed $200 million outstanding at any one time, including a subfacility of $32 million for the issuance of letters of credit. The Registrant will use amounts borrowed under the Loan Agreement for its ongoing working capital needs and for other general corporate purposes of the Registrant and the Guarantors. Pursuant to an order dated February 2, 1998, the Court approved the Loan Agreement on an interim basis and authorized extensions of credit in an aggregate amount of up to $75 million. The entire facility will be available to the Registrant, subject to the terms of the Loan Agreement and final Court approval of the Loan Agreement.

Item 5.     Other Events
            ------------

                  On January 30, 1998, Albertson's, Inc. acquired from the Registrant the stock of Seessel Holdings, Inc., a subsidiary of the Registrant, for $88 million, subject to certain post-closing adjustments (the "Seessel Sale"). The Registrant intends to file a Form 8-K disclosing the required information concerning the Seessel Sale within 15 calendar days following the date of the Seessel Sale.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits
             ------------------------------------------------------------------


         (c)      Exhibits.

                  10.49 Revolving Credit and Guaranty Agreement dated as of February 2, 1998 among the Registrant, the Guarantors, the financial institutions party thereto and Chase.

                  99.1     List of Subsidiaries and Affiliates of Registrant.



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






                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BRUNO'S, INC.


                                            By: /s/ Walter M. Grant
                                               ---------------------------------
                                                    Walter M. Grant
                                                    Senior Vice President and
                                                    General Counsel



February 6, 1998

                                  EXHIBIT INDEX


Exhibit No.                         Description
----------                          -----------

10.49 Revolving Credit and Guaranty Agreement dated as of February 2, 1998 among the Registrant, the Guarantors, the financial institutions party thereto and Chase.

99.1              List of Subsidiaries and Affiliates of Registrant.




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